UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GIGABEAM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GIGABEAM CORPORATION
470 SPRINGPARK PLACE, SUITE 900
HERNDON, VIRGINIA 20170

October 10, 2006

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of stockholders (“Special Meeting”) of GigaBeam Corporation (the “Company) which will be held on October 27, 2006 at 9:30 a.m., local time, at Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, 24th Floor, Boardroom.

At the Special Meeting of Stockholders there will be submitted to stockholders a proposal to approve, for purposes of NASDAQ Marketplace Rule 4350(i)(1)(D), the issuance of shares of the Company’s common stock arising from the Company’s issuance on August 21, 2006 pursuant to a private placement financing of Series C Convertible Preferred Stock and related Warrants to purchase the Company’s common stock.

Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our transfer agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York 10004.

Your vote is very important, and we will appreciate a prompt return of your signed proxy card.

Cordially,

Louis S. Slaughter,
Chairman of the Board
and Chief Executive Officer

GIGABEAM CORPORATION
470 Springpark Place, Suite 900
Herndon, Virginia 20170

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF GIGABEAM CORPORATION
TO BE HELD OCTOBER 27, 2006

To the Stockholders of GigaBeam Corporation:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (“Special Meeting”) of GigaBeam Corporation (the "Company”) will be held on October 27, 2006 at 9:30 a.m., local time, at Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, 24th Floor, Boardroom, for the following purposes:

(i)
To consider and vote upon a proposal, providing for the issuance of shares of the Company’s common stock arising from the Company’s issuance on August 21, 2006 pursuant to a private placement financing of Series C Convertible Preferred Stock and related Warrants to purchase the Company’s common stock;

(ii)	to transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

Only stockholders of record on the books of the Company at the close of business on September 27, 2006 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PAPER PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE SPECIAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

October 10, 2006
Notice of the Special Meeting is hereby given,
By order of the Board of Directors

Caroline Baldwin Kahl,
Corporate Secretary

PROXY STATEMENT

GIGABEAM CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 27, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GigaBeam Corporation (the "Company") for use at the Special Meeting of Stockholders to be held on October 27, 2006 (the "Special Meeting"), at 9:30 a.m., local time, at Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, 24th Floor, Boardroom, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about October 12, 2006.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Special Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Corporate Secretary of the Company, or by personally withdrawing the proxy at the Special Meeting and voting in person.

The address and telephone number of the principal executive offices of the Company are: 470 Springpark Place, Suite 900, Herndon, Virginia 20170, telephone: (571) 283-6200.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record of the Company’s common stock (the “Common Stock”) at the close of business on September 27, 2006 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 6,008,338 shares of Common Stock, the Company's only class of voting securities. Each share of Common Stock entitles the holder thereof to cast one vote on each matter submitted to a vote at the Special Meeting.

VOTING PROCEDURES

At the Special Meeting, the affirmative vote of a majority of the votes cast by stockholders entitled to vote is required to approve the proposal (“Proposal”) to allow the Company to issue shares of Common Stock equal to 20% or more of the shares of Common Stock or voting power outstanding immediately prior to the consummation of the Financing (discussed below) as required by NASDAQ Marketplace Rule 4350(i)(1)(D) (discussed below), assuming a quorum is present.

All other matters to be acted upon at the Special Meeting will be decided by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and entitled to vote on the matter presented in person or by proxy, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Special Meeting. It is currently anticipated that votes will be counted and certified by an Inspector of Election who is currently expected to be the Company’s Corporate Secretary or an employee of the Company’s transfer agent. In accordance with Delaware law, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated.

The directors and officers of the Company who, in the aggregate, owned approximately 39.4% of the outstanding shares of Common Stock of the Company on the Record Date, have indicated their intent to vote their shares in favor of the Proposal.

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company expects to reimburse such persons for their reasonable out-of-pocket expenses. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

PROPOSAL I
TO CONSIDER AND VOTE UPON A PROPOSAL TO ALLOW THE COMPANY TO ISSUE SHARES OF COMMON STOCK UPON CONVERSION OF THE COMPANY’S SERIES C CONVERTIBLE PREFERRED STOCK AND EXERCISE OF THE RELATED WARRANTS TO PURCHASE COMMON STOCK ISSUED BY THE COMPANY ON AUGUST 21, 2006

General

On August 21, 2006, the Company sold in a private offering an aggregate of 10,000 shares of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) with a stated value of $1,000 per share and warrants (the “Warrants”) to purchase an aggregate of 860,651 shares of the Company’s Common Stock (the “Warrant Shares”), over a five-year period, at an initial exercise price of $6.39 per share (subject to adjustment), to institutional accredited investors for aggregate gross proceeds of $10 million (the “Financing”). The Company is using the net proceeds from the Financing for working capital and general corporate purposes.

Each share of Series C Preferred Stock is convertible at any time at the option of the holder into a number of shares (the “Conversion Shares”) of Common Stock equal to the stated value divided by the conversion price (initially $6.10 per share, subject to adjustment). However, under the terms of the Financing and NASDAQ Marketplace Rule 4350(i)(1)(D), the Company cannot issue Conversion Shares, Warrant Shares or Common Stock in lieu of cash dividends on the Series C Preferred Stock to the extent that issuance of any such shares would exceed more than 19.99% of the outstanding shares of Common Stock on August 21, 2006 (or 1,191,514, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that may occur after August 21, 2006) without the stockholder approval requested by this Proposal.

The Series C Preferred Stock has a liquidation preference of $1,000 per share. The Series C Preferred Stock bears dividends at the initial rate of 8% of the liquidation preference per share per annum until the third anniversary of the first issuance of shares of the Series C Preferred Stock (the “Original Issue Date”), 11% from the third anniversary of the Original Issue Date until the fourth anniversary of the Original Issue Date and 14% thereafter, which shall accrue from the date of issuance, and shall be payable quarterly. The Company may redeem the Series C Preferred Stock in whole or in part at any time after three years following the Original Issue Date, and, at any time in connection with a fundamental transaction (as defined in the Certificate of Designation governing the terms of the Series C Preferred Stock) resulting in a change of control in which the Common Stock does not survive the closing of such transaction, in each case, subject to certain conditions and limitations, at the applicable redemption price. In connection with the Financing, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Conversion Shares and the shares otherwise issuable under the Certificate of Designation and the Warrant Shares.

In connection with the Financing, the Company paid a fee to an agent (the “Placement Agent”) equal to 7% of the gross proceeds of the Financing and issued to the Placement Agent warrants to purchase approximately 250,000 shares of the Company’s Common Stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants provide that they cannot be exercised without the stockholder approval requested by this Proposal.

The Nasdaq 20% Rule

The Company’s Common Stock is traded on the NASDAQ Capital Market (“Nasdaq”) and the Company must therefore comply with the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4350(i)(1)(D) (the “20% Rule”) requires that a company listed on Nasdaq obtain stockholder approval in connection with a transaction (other than a public offering) involving the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of its common stock or 20% or more of its voting power outstanding before the issuance for less than the greater of book or market value of the stock as of the date of the transaction.

Although the conversion price of the Series C Preferred Stock and the exercise price of the Warrants and Placement Agent Warrants are initially above the fair market value of the Common Stock on the date of issuance both the conversion price of the Series C Preferred Stock and the exercise price of the Warrants are subject to anti-dilution provisions that could reduce the effective conversion price or exercise price to less than fair market value of the underlying Common Stock on the date of issuance. Moreover, the Company could also be deemed to issue its Common Stock at less than fair market value in violation of the 20% Rule if the Company issues Common Stock in the future in lieu of cash dividends on the Series C Preferred Stock as permitted by the Certificate of Designation or if the purchasers of the Series C Preferred Stock exercise certain rights they have to require the Company to redeem the Series C Preferred Stock for shares of Common Stock based upon 75% of the then market price of the Common Stock. Because the Placement Agent Warrants were issued in connection with the Financing, shares of Common Stock issued upon exercise of the Placement Agent Warrants are included with the Conversion Shares and Warrant Shares in determining whether the 20% threshold has been reached.

The initial number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants and the Placement Agent Warrants issued in connection with the Financing currently represent an aggregate 2,749,995 shares, or approximately 46.1% of the issued and outstanding shares of Common Stock on August 21, 2006, the date of the closing of the Financing, (or approximately 31.6% after adjusting the outstanding Common Stock to give effect to the conversions and exercises) .

As discussed above, the potential exists for the Company to issues shares of Common Stock upon conversion of the Series C Preferred Stock and/or exercise of the Warrants at conversion or exercise prices less than the market price of the Company’s Common Stock on the closing of the Financing in amounts in excess of those permitted by the 20% Rule without obtaining stockholder approval. The Company therefore has submitted this Proposal for stockholder approval in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D) and pursuant to the terms of the Financing which requires the Company to seek such stockholder approval.

The Company’s officers, directors and 10% or greater stockholders have agreed to vote in favor of the Proposal at this Special Meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL.

Voting Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock, based on information provided by the persons named below in publicly available filings, as of the Record Date:

•	each of the Company’s directors and persons named in the Summary Compensation Table appearing in the Company’s Form 10-KSB for the fiscal year ended December 31, 2005;

•	all directors and executive officers of the Company as a group; and

•	each person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock.

Unless otherwise indicated, the address of each beneficial owner is care of GigaBeam Corporation, 470 Springpark Place, Suite 900, Herndon, Virginia 20170. Unless otherwise indicated, the Company believes that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person has the right to acquire such securities within 60 days of the Record Date upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, the Company assumed in each case that the person exercised all options and warrants which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 6,008,338 shares outstanding on the Record Date.

Name and address of beneficial owner	Number of shares of Common Stock beneficially owned		Percent of ownership of Common Stock
Louis S. Slaughter	1,127,692	(1)	18.7%
Douglas G. Lockie	1,089,698	(2)	18.1%
Thomas P. Wetmore	172,500	(3)	2.87%
Don E. Peck	55,605	(4)	*
David A. Buckel	30,000	(5)	*
Richard D. Fiorentino	0	(6)	0%
Merrill A. McPeak	38,558	(7)	*
Ameristock Corp., Wainwright Holdings, Inc. and Nicholas D. Gerber	595,050	(8)	9.9%
Harvey Silverman	520,172	(9)	8.66%
Edward S. Gutman	343,864	(10)	5.72%
D. Duane Butler	28,600	(11)	*
All directors and executive officers as a group (11 persons)	2,628,779	(12)	41.9%

*	Less than 1%
(1)
Includes 150,000 shares of Common Stock held by Bittersweet Holdings LLC and 30,000 shares underlying Z warrants. Mr. Slaughter also owns 300 shares of the Company’s 10% Series A redeemable preferred stock. Does not include 100,000 shares underlying options that are not exercisable within 60 days of the Record Date.

(2)
Includes 7,200 shares underlying Z warrants. Mr. Lockie also owns 72 shares of the Company’s 10% Series A redeemable preferred stock. Does not include 100,000 shares underlying options that are not exercisable within 60 days of the Record Date.

(3)	Does not include 34,000 shares underlying options that are not exercisable within 60 days of the Record Date.

(4)
Includes 7,500 shares underlying Z warrants and 47,667 shares underlying options that are exercisable within 60 days of the Record Date. Does not include 100,733 shares underlying options that are not exercisable within 60 days of the Record Date. Mr. Peck also owns 75 shares of the Company’s 10% Series A redeemable preferred stock.

(5)
Represents shares issuable upon exercise of options exercisable within 60 days as of the Record Date. Does not include 40,000 shares underlying options that are not exercisable within 60 days of the Record Date.

(6)	Does not include 75,000 shares issuable upon exercise of options that are not exercisable within 60 days of the Record Date.

(7)
Includes 30,000 shares underlying options that are exercisable within 60 days of the Record Date, 5,000 shares underlying IPO warrants and 1,000 shares underlying Z warrants. Does not include 40,000 shares underlying options that are not exercisable within 60 days of the Record Date. General McPeak also owns 10 shares of the Company’s Series A redeemable preferred stock.

(8)
According to a Schedule 13G filed by Ameristock Corporation, Wainwright Holdings Inc. and Nicholas D. Gerber with the SEC on October 29, 2004, the shares of Common Stock reported herein as beneficially owned are owned directly by Ameristock Corporation, an investment adviser, for its own account. Because Ameristock Corporation is a wholly-owned subsidiary of Wainwright Holdings, Inc., Wainwright Holdings, Inc. beneficially owns the shares of the Company’s Common Stock that are directly owned by Ameristock Corporation. In addition, because Mr. Gerber is a 42% shareholder of Wainwright Holdings, Inc. (jointly, with his spouse) and may exercise investment power with respect to the shares of the Company’s Common Stock owned by Ameristock Corporation, Mr. Gerber may be deemed to beneficially own the shares of Common Stock owned by Ameristock Corporation. Mr. Gerber expressly disclaims such beneficial ownership, except to the extent of his indirect pecuniary interest. The address of Ameristock is post office box 6919, Morago, CA 94570. The address of Wainwright Holdings, Inc. is 103 Foulk Road, Suite 202, Wilmington, DE 19803. The address of Nicholas D. Gerber is post office box, Morago, CA 94570.

(9)
According to a Schedule 13G filed by Mr. Silverman with the SEC on March 22, 2005, of the 520,172 shares beneficially owned by him: (i) 116,600 shares are owned by Silverman Partners, LP, a limited partnership of which he is general partner (“SP”); (ii) 189,286 shares are issuable to SP upon exercise of warrants owned by it; (iii) 89,286 shares are issuable to Silverman Partners Class D L.P. (“SPD”), a limited partnership of which Mr. Silverman is general partner, upon the exercise of warrants owned by it; (iv) 62,500 shares are issuable upon conversion of a promissory note owned by SP and (v) 62,500 shares are issuable upon conversion of a promissory note owned by SPD. The business address of Mr. Silverman is c/o Silverman Partners, LP, 888 Seventh Avenue, New York, NY 10106.

(10)
According to a Schedule 13G filed by Mr. Gutman with the SEC on March 22, 2005, of the 343,864 shares owned by him: (i) 20,000 shares are owned by him individually; (ii) 155,714 shares are issuable to him upon exercise of warrants owned by him; (iii) 25,000 shares are issuable upon conversion of promissory notes issued to him; (iv) 1,700 shares are owned by the Gutman Family Foundation (the “Foundation”), of which Mr. Gutman is the President and, as President, he has sole dispositive and voting power over the shares held by the Foundation; (v) 70,914 shares are issuable to the Foundation, upon exercise of warrants owned by it; (vi) 25,000 shares are issuable to the Foundation upon conversion of a promissory note issued to it; (vii) 26,786 shares are issuable to the HRG Trust, a trust for the benefit of Mr. Gutman’s adult children and for which investment decisions are directed by him (“HRG Trust”), upon exercise of warrants and (viii) 18,750 shares are issuable to the HRG Trust upon conversion of a promissory note issued to it by the Company. Mr. Gutman’s address is 888 Seventh Avenue, 17th Floor, New York, NY 10106.

(11)
Represents shares issuable upon exercise of options exercisable within 60 days of the Record Date. Does not include 62,600 shares underlying options that are not exercisable within 60 days of the Record Date.

(12)
Includes 50,700 shares underlying Z warrants, 12,000 shares underlying IPO warrants and 199,601 shares that are issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include 737,999 shares underlying options that are not exercisable within 60 days of the Record Date.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholders who wish to present proposals appropriate for consideration at the Company’s Annual Meeting of Stockholders for the year ending December 31, 2006 to be held in the year 2007 must submit the proposal in proper form to the Secretary of the Company at its address set forth on the first page of this Proxy Statement (or such other address as then constitutes its executive offices) not later than January 31, 2007 in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Such proposals must be presented in a manner consistent with the Company’s By-Laws and applicable laws. Any such proposals, and any questions related thereto, should be directed to the Company’s Corporate Secretary at 470 Springpark Place, Suite 900, Herndon, VA 20170.

If a stockholder submits a proposal after the January 31, 2007 deadline but still wishes to present it at the Annual Meeting of Stockholders (but not in the Company’s proxy statement) for the year ending December 31, 2006, the proposal (presented in a manner consistent with the Company’s By-Laws and applicable law) must be submitted to the Company’s Corporate Secretary in proper form at the address set forth above no later than April 16, 2007.

OTHER INFORMATION

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Special Meeting, that are to be presented to stockholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Louis S. Slaughter
Chairman of the Board
October 10, 2006

GIGABEAM CORPORATION
470 Springpark Place, Suite 900
Herndon, Virginia 20170

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 27, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Louis S. Slaughter and Douglas G. Lockie, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of GigaBeam Corporation on October 27, 2006, at Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, 24th Floor, Boardroom, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

☒Please mark votes as in this sample.

1    To consider and vote upon a proposal, for purposes of NASDAQ Marketplace Rule 4350(i)(1)(D), providing for the issuance of shares of the Company’s common stock in connection with the Company’s issuance on August 21, 2006, pursuant to a private placement, of Series C Convertible Preferred Stock and related Warrants to purchase the Company’s common stock.

FOR ☐   AGAINST ☐  ABSTAIN ☐

2    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _____________________	Signature (Joint Owners) _________________	Date ______________, 2006